Media	Investors

Janis Smith	Bob Strickland	Jim Rowe
(415) 396-7711	(415) 396-0523	(415) 396-8216
Wednesday, October 15, 2008
WELLS FARGO REPORTS NET INCOME OF $1.64 BILLION, OR $0.49 PER SHARE
WACHOVIA MERGER ON TRACK FOR Q4 CLOSE
•	Strong business momentum continues:
o	Year-to-date revenue up 11 percent
o	Average loans up 15 percent from prior year and 13 percent (annualized) from prior quarter
o	Average earning assets up 15 percent from prior year and 13 percent (annualized) from prior quarter
o	Core deposits up 10 percent from September 30, 2007, and 30 percent (annualized) from June 30, 2008
o	Cross-sell of 6.3 for wholesale customers and a record 5.7 for retail bank households
•	Credit reserve build of $500 million ($0.10 per share), bringing allowance for credit losses to $8.0 billion

•	Previously announced impairment charges for investments in Fannie Mae, Freddie Mac and Lehman Brothers totaling $646 million ($0.13 per share)

•	Revenue up 5 percent from prior year despite impact of investment write-downs

•	Tier 1 capital of 8.58 percent, up from 8.24 percent in second quarter 2008
Selected Financial Information

	Quarter ended
	Sept. 30 ,	June 30 ,	Sept. 30 ,
	2008	2008	2007
Earnings
Diluted earnings per share	$0.49	$0.53	$0.64
Net income (in billions)	1.64	1.75	2.17

Asset Quality
Net charge-offs as % of avg. total loans	1.96%	1.55%	1.01%
Nonperforming loans as % of total loans	1.22	1.02	0.58
Allowance as a % of total loans	1.95	1.88	1.11

Other
Revenue (in billions)	$10.38	$11.46	$9.85
Average loans (in billions)	404.2	391.5	350.7
Average core deposits (in billions)	320.1	318.4	306.1
Net interest margin	4.79%	4.92%	4.55%

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported diluted earnings per common share of $0.49 in third quarter 2008 compared with $0.53 in second quarter 2008 and $0.64 in third quarter 2007. Net income was $1.64 billion compared with $1.75 billion in second quarter 2008 and $2.17 billion in third quarter 2007.
“Despite the dramatic changes in our industry and economy, the Wells Fargo team rose to the challenge this quarter and achieved solid growth in loans and deposits, a truly remarkable accomplishment,” said President and CEO John Stumpf. “Revenue year to date was up 11 percent continuing our track record of strong, double-digit growth. Our strength, security and outstanding financial performance continued to compare favorably with our industry peers. Our vision and values and our diversified business model are time-tested over more than two decades. We’re focused, as always, on building lifelong relationships with our customers and communities, and because of that we continue to grow market share and wallet share. Barron’s ranks us one of the world’s 20 most admired companies.
“We’re known and admired for our conservative financial position, and a disciplined acquisition strategy that will not change. In that regard, we look forward with great anticipation and confidence to completing our merger with Wachovia Corporation by year end. The union of our two companies will provide compelling value for all our stakeholders, including Wachovia’s team members, combining the industry’s best in service and best in sales, an unbeatable combination that will create the nation’s premier coast-to-coast financial services company.”
Financial Performance
“Wells Fargo earned $1.64 billion, or $0.49 per share, in the third quarter, after incurring $0.13 per share of previously announced write-downs for investments in Fannie Mae, Freddie Mac and Lehman Brothers,” said Chief Financial Officer Howard Atkins. “We also built our credit reserves by an additional $500 million ($0.10 per share), bringing the allowance for credit losses to $8.0 billion, a $4.0 billion increase in the allowance since the credit crunch began a year ago. Business momentum remained strong in the quarter, with double-digit loan and earning asset growth (both up 15 percent year over year), double-digit growth in core deposits (up 10 percent from September 30, 2007 and 30 percent (annualized) from June 30, 2008, double-digit growth in assets under management, primarily mutual funds (up 12 percent year over year) and a record 5.7 cross-sell in our retail banking business. In addition, we continued to fortify our already strong balance sheet.
“Our net interest margin remained among the best of the large bank holding companies at 4.79 percent, reflecting the decline in our funding costs since last year and continued above-market growth in core deposits. Finally, despite the strong growth in earning assets, investment write-downs and higher credit costs in the quarter, our capital ratios increased, with Tier 1 capital rising to 8.58 percent, one of the strongest capital positions in the industry. The strength of our franchise, earnings and balance sheet positions us well for the exciting merger about to take place with Wachovia.”
Revenue
Revenue was $10.38 billion, up 5 percent from $9.85 billion a year ago. The write-downs for investments in Fannie Mae, Freddie Mac and Lehman Brothers reduced revenue by 7 percentage points. “Year-to-date revenue was up 11 percent, a remarkable accomplishment in this environment,” said Atkins. “Many of our businesses continued to generate double-digit, year-over-year revenue growth including asset-based lending, commercial banking, credit cards, mortgage banking, insurance, international and wealth management, and the significant growth this quarter in net new checking accounts positions us well with new accounts and new customers to continue our strong, double-digit revenue growth.”
Loans
Average loans of $404.2 billion increased $53.5 billion, or 15 percent, from a year ago. On a linked-quarter basis, average loans grew $12.7 billion, or 13 percent (annualized). Average commercial and commercial real estate loans increased $36.0 billion, or 27 percent, from third quarter 2007 and increased $9.7 billion, or 24 percent (annualized), from second quarter 2008, making this the 16th consecutive quarter of double-digit, year-over-year growth. Average consumer loans increased $17.8 billion, or 9 percent, from third quarter 2007, and increased $3.1 billion, or 5 percent (annualized), from second quarter 2008. “We continued to provide new, appropriately-priced credit to our customers while at the same time paring down indirect channels and higher risk tiers,” said Atkins.
Deposits
“We saw a tremendous inflow of deposits in the latter part of the quarter, especially at the end of September reflecting what we believe is a significant flight to quality,” said Atkins. Core deposits increased $23.7 billion, or 30 percent (annualized), from June 30, 2008. Average core deposits of $320.1 billion increased $13.9 billion, or 5 percent, from a year ago and $1.7 billion, or 2 percent (annualized), linked quarter. Average mortgage escrow deposits were $21.2 billion, down $1.2 billion from third quarter 2007 and down $1.5 billion linked quarter. Average retail core deposits increased $13.2 billion, or 6 percent, from third quarter 2007 and increased $3.8 billion, or 7 percent (annualized), linked quarter. Average consumer checking accounts grew a net 6.1 percent from second quarter 2007, with 8 percent growth in California, the largest increase in net new checking accounts in California in almost four years. Wealth Management group average core deposits of $22.7 billion increased $7.7 billion, or 52 percent, from third quarter 2007.
Net Interest Income
Net interest income increased $1.1 billion, or 21 percent, from third quarter 2007 driven by double-digit earning asset growth (up 15 percent) and a 24 basis point increase in the net interest margin to 4.79 percent. Net interest income grew $103 million, or 7 percent (annualized), linked quarter due to 13 percent (annualized) linked-quarter growth in earning assets offset in part by a 13 basis point linked-quarter decline in the net interest margin. “At 4.79 percent, we continued to have an industry-leading net interest margin in large part due to wider new business spreads, significantly lower funding costs, and our success in building core deposits,” said Atkins. “The modest decline in our net interest margin on a linked-quarter basis was due to asset growth and slightly lower loan yields. The year-to-date increase in net interest income has basically offset the year-to-date increase in net loan charge-offs. Thus, for Wells Fargo, excluding the credit reserve build, the benefits of the credit crisis in terms of increasing assets at wider spreads have offset the negative aspects of the credit crisis in terms of higher loan losses.”
Noninterest Income
Noninterest income decreased $575 million from third quarter 2007, including a $756 million decline in net investment gains. The $1.2 billion decrease in noninterest income linked quarter was primarily due to a $378 million decline in net investment gains, as well as lower linked-quarter mortgage banking income. Net investment losses of $423 million consisted of previously announced other-than-temporary impairment charges of $646 million for Fannie Mae, Freddie

Mac and Lehman Brothers, an additional $247 million of other-than-temporary write-downs on debt securities and $470 million of realized bond and equity gains.
Despite the 24 percent decline in the S&P500® year over year, trust and investment fees declined only 5 percent. Card fees were up 7 percent year over year and 9 percent (annualized) linked quarter due to continued growth in new accounts and greater purchase activity. Insurance fees were up 33 percent year over year due to customer growth, higher crop insurance revenues and the fourth quarter 2007 acquisition of ABD Insurance, but declined 20 percent linked quarter due to seasonally lower crop insurance revenues. Charges and fees on loans were up 8 percent, primarily reflecting strong commercial loan demand. Net unrealized losses on securities available for sale were $4.9 billion at September 30, 2008, compared with net unrealized losses of $2.1 billion at June 30, 2008.
Mortgage banking noninterest income was a solid $892 million, the second best quarter ever. Mortgage banking noninterest income increased $69 million from third quarter 2007 and was down $305 million linked quarter, with higher servicing income offset by lower origination volumes. The owned mortgage servicing portfolio was $1.56 trillion at quarter end, up 6 percent from a year ago. Mortgage applications of $83 billion in the quarter were down 13 percent from a year ago but at wider margins.
Noninterest Expense
Noninterest expense decreased $154 million, or 3 percent, from third quarter 2007 and decreased $343 million linked quarter. “We continued to make investments in distribution and sales and service team members, adding over 1,000 platform bankers since last year end and adding 12 new banking stores in third quarter 2008 alone. We continue to be disciplined about our efforts to restrict expenses to revenue-creating opportunities while at the same time paring down other unit costs,” said Atkins. The efficiency ratio was 53.2 percent even after taking into account the non-cash, other-than-temporary impairment.
Credit Quality
“The current credit cycle continued to be challenging,” said Chief Credit Officer Mike Loughlin. “While our wholesale portfolios continued to perform well given current market conditions, several consumer loan portfolios remained under stress.” Third quarter 2008 net charge-offs were $1,995 million (1.96 percent of average loans, annualized) compared with $1,512 million (1.55 percent) in second quarter 2008 and $892 million (1.01 percent) in third quarter 2007. A significant part of the sequential increase reflected the changes in the National Home Equity Group (Home Equity) charge-off policy in the second quarter, which deferred an estimated $265 million of charge-offs. After taking into account the impact of the new Home Equity policy, charge-offs rose at a more moderate pace in third quarter than in the last few quarters. Third quarter 2008 provision was $2.5 billion, including a $500 million credit reserve build primarily related to higher projected losses in several consumer credit businesses, as well as growth in the wholesale portfolios, bringing the allowance for credit losses to $8.0 billion, double its level from just before the credit crunch began a year ago. “As expected, consumer behavior continued to be influenced by weakness in residential real estate values. Additionally, the effects of higher energy prices and higher unemployment levels impacted the performance of the consumer loan portfolios during the quarter. On the positive side, we saw signs of stabilizing loan losses in our business direct and student loan business. Loan requests in our wholesale businesses have increased dramatically as quality borrowers are providing attractive business opportunities that are both well-structured and appropriately priced for risk.”

Net charge-offs in the real estate 1-4 family first mortgage portfolio increased $43 million linked quarter, including the $19 million increase from Wells Fargo Financial’s residential real estate portfolio. “As stated in prior quarters, residential real estate loss levels will continue to be driven by housing price trends,” said Loughlin. Credit card charge-offs increased $32 million. “Loss levels continued to increase in this credit cycle as the impacts from lower disposable income and unemployment weigh on the consumer.” Losses in the auto portfolio increased $74 million from second quarter 2008 in part due to seasonality and lower used car values. “While we remain optimistic about the positive impacts of process improvements and underwriting changes we made in the auto business in prior quarters, as well as our robust loss mitigation efforts, the economic environment continued to stress the consumer and influence loan performance.”
Net charge-offs in the real estate 1-4 family junior lien portfolio increased $307 million from second quarter 2008 as the effect of the second quarter charge-off policy change dissipated. “The fact that property values continued to drop in many markets directly impacted loss levels in this portfolio,” said Loughlin. “Until residential real estate values stabilize, the Home Equity portfolio will produce higher than normal loss levels.” Of the combined $350 million increase in real estate first and second mortgage losses, approximately $265 million was due to the deferral of charge-offs from second quarter related to the change in the Home Equity charge-off policy. More information about the Home Equity portfolio is available on page 34.
Commercial and commercial real estate net charge-offs decreased $4 million linked quarter, including a modest decline in charge-offs on loans originated through our Business Direct small business lending group. “The wholesale businesses continued to weather the turbulent credit environment relatively well and we are pleased with the progress we’ve made in small business credit,” said Loughlin. “Commercial credits related to residential real estate and the consumer segment have shown some weakness, but remained within our expectations. On the positive side, additional lending opportunities have increased as our customers have seen credit availability shrink in the market place. Our ability to lend to our quality customers is a win-win scenario.”

	Quarter ended		Quarter ended
	Sept. 30, 2008		June 30, 2008*

	Net loan	As a %	Net loan	As a %
	charge-offs	of average	charge-offs	of average
	(in millions)	loans	(in millions)	loans
Commercial and commercial real estate:
Commercial	$278	1.10%	$301	1.27%
Other real estate mortgage	8	0.06	4	0.04
Real estate construction	36	0.73	27	0.58
Lease financing	16	0.88	10	0.56

Total commercial and commercial real estate	338	0.78	342	0.85

Consumer:
Real estate 1-4 family first mortgage	139	0.73	96	0.53
Real estate 1-4 family junior lien	641	3.38	334	1.79
Credit card	361	7.20	329	6.95
Other revolving credit and installment	469	3.45	367	2.68

Total consumer	1,610	2.84	1,126	2.04

Foreign	47	2.58	44	2.36

Total	$1,995	1.96	$1,512	1.55

Estimated impact of Home Equity charge-off policy change			$265

* As previously announced, the Home Equity charge-off policy changed in the second quarter from 120 days to no more than 180 days, which had the effect of deferring an estimated $265 million of charge-offs from second quarter.

Nonperforming Assets
Total nonperforming assets were $6.29 billion (1.53 percent of total loans) at September 30, 2008, and included $5.00 billion of nonperforming loans, $596 million of insured Government National Mortgage Association (GNMA) loan repurchases, and $700 million of foreclosed and repossessed real estate and vehicles. This compares with $5.23 billion (1.31 percent) at June 30, 2008, consisting of $4.07 billion of nonperforming loans, $535 million of GNMA loan repurchases and $619 million of foreclosed and repossessed assets. “Until conditions improve in the residential real estate and liquidity markets, we will continue to hold more nonperforming assets on our balance sheet as it is currently the most economic option available,” said Loughlin. “A portion of the increase in nonperforming loans continued to relate to our active loss mitigation strategies at Home Equity, Wells Fargo Home Mortgage (Home Mortgage) and Wells Fargo Financial as we are aggressively working with customers to keep them in their homes. Increases in commercial nonperforming assets were also a direct result of the conditions in the residential real estate markets and general consumer economy. The home builders, mortgage service providers, contractors, suppliers and others in the residential real estate-related segments continued to be stressed as this cycle plays out. Additionally, as the consumer cuts back on discretionary spending we are seeing some of those credits dependent on this spending weaken.”
Loans 90 days or more past due and still accruing totaled $8.44 billion, $7.26 billion, and $5.53 billion at September 30, 2008, June 30, 2008, and September 30, 2007, respectively. For the same periods, the totals included $6.30 billion, $5.48 billion and $4.26 billion, respectively, in advances pursuant to our servicing agreement to GNMA mortgage pools and similar loans whose repayments are insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs. “We continued to see the balances of 90 days or greater past due and still accruing increasing as the negative credit trends impact loan performance.”
Loans 90 Days or More Past Due and Still Accruing
(Excluding Insured/Guaranteed GNMA and Similar Loans)

	Sept. 30	,	June 30	,	Sept. 30	,
(in millions)	2008		2008		2007
Commercial and commercial real estate:
Commercial	$46		$16		$14
Other real estate mortgage	111		38		22
Real estate construction	146		81		10

Total commercial and commercial real estate	303		135		46

Consumer:
Real estate 1-4 family first mortgage	429		370		225
Real estate 1-4 family junior lien mortgage	257		236		127
Credit card	498		441		303
Other revolving credit and installment	617		563		520

Total consumer	1,801		1,610		1,175

Foreign	40		35		42

Total loans	$2,144		$1,780		$1,263

Allowance for Credit Losses
The allowance for credit losses, including unfunded commitments, totaled $8.03 billion at September 30, 2008, compared with $7.52 billion at June 30, 2008. Third quarter 2008 results included a credit reserve build of $500 million primarily for higher projected loss rates across several consumer credit businesses, as well as growth in the wholesale portfolios. Since the beginning of fourth quarter 2007, the Company has provided $3.9 billion in excess of net charge-

offs. “Over the last 12 months, we have doubled the size of the allowance to address higher credit losses and support the strength of our balance sheet in these volatile times,” said Loughlin. “We believe the allowance was adequate for losses inherent in the portfolio at September 30, 2008.”
Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income (loss) for each of the three business segments was:

	Third Quarter
(in millions)	2008	2007
Community Banking	$1,587	$1,447
Wholesale Banking	83	591
Wells Fargo Financial	(33)	135

More financial information about the business segments is on pages 29 and 30.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.
Selected Financial Information

	Third Quarter		%
(in millions)	2008	2007	Change
Total revenue	$7,203	$6,323	14%
Provision for credit losses	1,431	446	221
Noninterest expense	3,447	3,713	(7)
Net income	1,587	1,447	10

(in billions)
Average loans	220.5	197.4	12
Average assets	380.4	348.1	9
Average core deposits	254.9	243.0	5

Community Banking reported net income of $1.59 billion, up $140 million, or 10 percent, from a year ago. Pre-tax pre-provision income (i.e., revenue less noninterest expense) increased $1.15 billion, or 44 percent from a year ago. Revenue increased $880 million, or 14 percent, driven by strong balance sheet growth and strong fee income growth in retail banking and mortgage. Average loans of $220.5 billion grew 12 percent and average core deposits of $254.9 billion grew 5 percent with a portion of the growth due to acquisitions. Noninterest income decreased $22 million from third quarter 2007 and included $486 million of other-than-temporary impairment charges. This was partially offset by double-digit growth in mortgage banking and strong growth in deposit service charges and card fees. Noninterest expense decreased $266 million, or 7 percent. The provision for credit losses increased $985 million (including a $160 million credit reserve build) from third quarter 2007, with over half of the increase related to Home Equity.
Regional Banking
•	Record core product solutions (sales) of 6.30 million, up 20 percent from prior year
•	Record core sales per platform banker FTE (active, full-time equivalent) of 5.72 per day, up from 5.18 in prior year

•	Record retail bank household cross-sell of 5.7 products per household; 24 percent of our retail bank households have 8 or more products, our long-term goal
•	Sales of Wells Fargo Packages® (a checking account and at least three other products) up 47 percent from prior year, purchased by 74 percent of new checking account customers
•	Consumer checking accounts up a net 6.1 percent from prior year, up over 8 percent in California
•	Customer loyalty scores up 7 percent and welcoming and wait time scores up 8 percent from prior year (based on customers conducting transactions with tellers)
•	Added 1,115 platform banker FTEs from prior year through hiring and acquisitions
•	Opened 12 banking stores, added 13 webATM® machines and converted 226 to Envelope-freeSM webATM machines
•	Business Banking
o	Store-based business solutions up 25 percent from prior year
o	Loans to small businesses (loans primarily less than $100,000 on our Business Direct platform) up 6 percent from prior year
o	Business checking accounts up a net 2.3 percent from prior year
o	Business Banking household cross-sell of 3.6 products per household
o	Sales of Wells Fargo Business Services Packages (a business checking account and at least three other business products) up 42 percent from prior year, purchased by 50 percent of new business checking account customers
o	According to 2007 CRA data, Wells Fargo was America’s #1 small business lender for the sixth consecutive year, extending $23 billion in originations to small business owners nationwide (in loans under $100,000)
“Our amazing regional banking team continued to focus on helping our customers succeed financially by providing a record 6.30 million core product solutions in the third quarter, up 20 percent from the prior year,” said Carrie Tolstedt, senior EVP, Community Banking. “In addition to our record retail bank household cross-sell, we experienced significant gains in net new customer relationships. Consumer checking accounts were up a net 6.1 percent, the highest growth in almost four years, with over 8 percent net gain in California. We continued to have success with cross-selling these new relationships, with sales of Wells Fargo Packages® remaining strong, purchased by 74 percent of new checking account customers. Many indicators show that new and existing customers are honoring us with more of their business.”
Home Mortgage
•	Home Mortgage retail originations of $23 billion, down 21 percent from prior year
•	Mortgage applications of $83 billion, down 13 percent from prior year
•	Mortgage application pipeline of $41 billion, down 9 percent from prior year
•	Record owned mortgage servicing portfolio of $1.56 trillion, up 6 percent from prior year and 4 percent (annualized) from prior quarter
“Our talented and dedicated sales, servicing and capital markets teams continued to manage through all the turmoil in the housing and financial markets and delivered very strong performance this quarter,” said Mark Oman, senior EVP, Home and Consumer Finance Group. “By staying true to the Wells Fargo vision of satisfying all our customers’ financial needs and helping them succeed financially and to our long-term commitment to responsible lending and responsible servicing principles, we have avoided many of the issues which have plagued the industry this year.

“While mortgage originations declined as a result of the combined slowdown in home purchase and refinancing activities thus reducing gains on sales of mortgage loans, this reduction in revenue was partially offset by higher servicing income which benefited from the decline in mortgage pre-payments.
“Despite the economic slowdown, our servicing portfolio continued to perform relatively well. For our largest product category, prime conventional first mortgages representing 5.7 million customers and over $1 trillion of servicing, 97 out of every 100 customers were current with their payments as of September 30, 2008, compared with 98 out of every 100 as of September 30, 2007. We believe in homeownership and do all we can to keep people in their homes. We are committed to working with our customers, government agencies and our mortgage securities investors to find potential solutions when our customers experience financial difficulties and only as a last resort will we foreclose.”
Wealth Management Group
•	Revenue up 14 percent from prior year
•	Net income up 32 percent from prior year
•	Private Bank revenue up 56 percent, net income up 99 percent from prior year
•	Private Bank average core deposits up 52 percent, average loans up 29 percent from prior year
•	WellsTrade® revenue up 40 percent from prior year
•	Wells Fargo Private Bank opened its first location in Manhattan
Online Banking
•	10.8 million active online consumers, up 14 percent from prior year; 68 percent of all consumer checking accounts are online
•	5.4 million online money movement customers, up 16 percent from prior year
•	1.1 million active online small business customers, up 16 percent from prior year
•	Announced national availability of Wells Fargo vSafeSM service, lets customers protect, organize and access online copies of important documents, first storage solution of its kind from a major financial institution
Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, corporate trust, capital markets activities and asset management.
Selected Financial Information

	Third Quarter		%
(in millions)	2008	2007	Change
Total revenue	$1,782	$2,157	(17)%
Provision for credit losses	294	19	NM
Noninterest expense	1,393	1,230	13
Net income	83	591	(86)

(in billions)
Average loans	116.2	87.5	33
Average assets	156.6	115.9	35
Average core deposits	65.2	63.1	3

NM - Not meaningful
•	Average loans up 33 percent
•	Average mutual fund balances up 12 percent over same period last year

•	Institutional Brokerage record revenue up 57 percent over same period last year
•	Foreign Exchange revenue up 33 percent over same period last year
•	Acquired insurance brokerages in Indiana, New Jersey, North Carolina and Washington
“Wholesale Banking’s third quarter results were substantially impacted by the illiquidity and disruption in the credit markets, particularly write-downs associated with Fannie Mae, Freddie Mac and Lehman Brothers,” said Dave Hoyt, senior EVP, Wholesale Banking Group. “While we’re not pleased about the impacts of these events brought on by current market conditions, these same market conditions have benefited us by creating more opportunities to increase market share by bringing in new customers and increase wallet share by doing more business with existing customers. Our underlying business performance was good, with strong loan and deposit growth across the board. We’re growing relationships, gaining new customers, and getting more chances to compete for their business. Wholesale Banking’s overall cross-sell was 6.3 products per customer relationship, and our middle market business had an average of 7.8 products per customer relationship. Average loans increased 33 percent from a year ago. Our credit performance was in line with our expectations, but we continue to have a cautious outlook. Our credit policies and disciplined approach work for us and our customers in good times and bad.
“In a testament to our diversified business model, revenue was broad-based. Certain business lines – such as Commercial Real Estate brokerage – were more impacted by current conditions while others – including Foreign Exchange, Treasury Management and Institutional Brokerage – did very well. Even given the difficult equity market performance, with the S&P500 Index down 24 percent in the last 12 months, our mutual fund balances grew 12 percent. Growth was fueled mainly by increased money market balances, up over 15 percent in third quarter 2008 on a linked-quarter basis. Since the launch of our CEO Mobile® service last year – the only browser-based mobile banking service for corporate banking customers – we have transferred over $1 billion through the phone channel. Foreign Exchange Online (FXOL) – the online foreign exchange customer platform accessed through the Commercial Electronic Office® (CEO®) portal – was extended to small businesses to help them manage their foreign currency risk.”
Wholesale Banking reported net income of $83 million in third quarter 2008 compared with $591 million a year ago, mainly due to other-than-temporary impairment charges in our securities portfolio. Revenue decreased $375 million, including impairment charges of $407 million. Net interest income increased $136 million or 15 percent, driven by strong loan and deposit growth. Average loans grew to $116 billion, up 33 percent from a year ago, with double-digit increases across nearly all wholesale lending businesses. Average total deposits were $84 billion, up 10 percent from a year ago, all in interest-bearing balances. Noninterest income decreased $511 million from third quarter 2007, primarily due to impairment charges. Noninterest income from foreign exchange, loan fees, institutional brokerage and insurance all increased. Noninterest expense increased $163 million from a year ago, mainly due to higher personnel-related costs including expenses due to the acquisition of ABD Insurance and higher agent commissions in the crop insurance business stemming from higher commodity prices. The provision for credit losses was $294 million, an increase of $275 million from third quarter 2007, and included $115 million of net charge-offs (0.39 percent of total loans) and a $178 million credit reserve build for the wholesale portfolio.

Wells Fargo Financial offers consumer loans primarily through real estate-secured debt consolidation products, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States, Canada, Puerto Rico and the Pacific Rim.
Selected Financial Information

	Third Quarter		%
(in millions)	2008	2007	Change
Total revenue	$1,394	$1,373	2%
Provision for credit losses	770	427	80
Noninterest expense	677	728	(7)
Net income (loss)	(33)	135	NM

(in billions)
Average loans	67.5	65.8	3
Average assets	71.4	71.7	--

NM - Not meaningful
•	Average loans/leases of $67.5 billion, up 3 percent from third quarter 2007
•	Real estate-secured receivables of $29.2 billion, up 12 percent from third quarter 2007
•	Auto finance receivables/operating leases of $26.2 billion, down 14 percent from third quarter 2007
“Although Wells Fargo Financial credit losses were elevated from historic norms in all of our portfolios because of current market stress on consumers, we continued to fare much better than industry averages due to previously implemented tightened underwriting standards in our real estate, auto and credit cards businesses that have enabled us to effectively manage risk,” said Tom Shippee, Wells Fargo Financial CEO. “In our real estate-secured portfolio, those losses have been predominately concentrated in California, Florida, Arizona and Nevada, where 26 percent of our $29.2 billion portfolio is based. In the first nine months of 2008, we have worked to reduce expenses during this difficult credit environment by consolidating our store network – closing 9 percent, or 86, of our U.S. stores – and also by reducing our full-time equivalent team member base by 14 percent, or almost 3,000 FTEs.”
“We work hard to keep our real estate customers in their homes,” said Dave Kvamme, Wells Fargo Financial president and chief operating officer. “Our foreclosure rate was dramatically below the industry average for nonprime lenders. The strength of our portfolio relative to the industry is due to our sound and conservative underwriting standards, which prohibit the selling of higher-risk products such as stated income or teaser rate loans. Losses in our auto portfolio increased this quarter, driven by a decline in used car values. Across all of our businesses, we continue to take actions to reduce credit risk and right-size our expense base.”
Wells Fargo Financial lost $33 million this quarter reflecting higher credit costs, including a $162 million credit reserve build as a result of continued softening in the real estate, auto and credit card markets. Third quarter revenue of $1.39 billion was flat from a year ago. Pre-tax pre-provision income (i.e., revenue less noninterest expense) increased $72 million, or 11 percent from a year ago. Average loans increased 3 percent from third quarter 2007. Noninterest expense declined 7 percent from third quarter 2007.

Recorded Message
A recorded message reviewing Wells Fargo’s results is available at 5:30 a.m. Pacific Time through October 18, 2008. Dial 866-519-1052 (domestic) or 585-295-6792 (international). No password is required. The call is also available on the internet at www.wellsfargo.com/invest_relations/earnings and
http://www.investorcalendar.com/IC/CEPage.asp?ID=135429.
Wells Fargo & Company is a diversified financial services company with $623 billion in assets, providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the U.S., and one of only two banks worldwide, to have the highest possible credit rating from both Moody’s Investors Service, “Aaa,” and Standard & Poor’s Ratings Services, “AAA.”
The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements about the Company, including our beliefs and expectations for future credit quality and losses and our expectations for the Wachovia merger transaction, the statement that residential real estate loss levels will continue to be driven by housing price trends, the statement that until residential real estate values stabilize, the Home Equity portfolio will produce higher than normal loss levels, and the statement that until conditions improve in the residential real estate and liquidity markets, we will continue to hold more nonperforming assets on our balance sheet. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
There are a number of factors that could cause results to differ significantly from our expectations, including further deterioration in the credit quality of our home equity, real estate, auto or other loan portfolios, or in the value of the collateral securing those loans, due to higher interest rates, increased unemployment, declining home or auto values, economic recession or other economic factors. Factors related to the Wachovia merger include the receipt of necessary regulatory approvals and the approval of Wachovia shareholders. For a discussion of factors that may cause actual results to differ from expectations, refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and our Annual Report on Form 10-K for the year ended December 31, 2007, including information incorporated into the 10-K from our 2007 Annual Report to Stockholders, filed with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.
Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.

Where to Find More Information About the Wachovia Merger
The proposed merger will be submitted to Wachovia Corporation shareholders for their consideration. Wells Fargo will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Wachovia Corporation that also constitutes a prospectus of Wells Fargo. Wachovia Corporation will mail the proxy statement-prospectus to its shareholders. Wachovia shareholders and other investors are urged to read the final proxy statement-prospectus when it becomes available because it will describe the proposed merger and contain other important information. You may obtain copies of all documents filed with the SEC regarding the proposed merger, free of charge, on the SEC’s website at www.sec.gov. You may also obtain free copies of these documents by contacting Wells Fargo or Wachovia, as follows:
Wells Fargo & Company, Investor Relations, MAC A0101-25, 420 Montgomery Street, 2nd Floor, San Francisco, California 94104-1207, (415) 396-3668.
Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, (704) 374-6782.
Wells Fargo and Wachovia and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Wachovia Corporation shareholders in connection with the proposed merger. Information about Wells Fargo’s directors and executive officers and their ownership of Wells Fargo common stock is contained in the definitive proxy statement for Wells Fargo’s 2008 annual meeting of stockholders, as filed by Wells Fargo with the SEC on Schedule 14A on March 17, 2008. Information about Wachovia’s directors and executive officers and their ownership of Wachovia common stock is contained in the definitive proxy statement for Wachovia’s 2008 annual meeting of shareholders, as filed by Wachovia with the SEC on Schedule 14A on March 10, 2008. You may obtain a free copy of these documents by contacting Wells Fargo or Wachovia at the contact information provided above. The proxy statement-prospectus for the proposed merger will provide more information about participants in the solicitation of proxies from Wachovia Corporation shareholders.
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended Sept. 30,		%		Nine months ended Sept. 30,		%
($ in millions, except per share amounts)	2008	2007	Change		2008	2007	Change

For the Period
Net income	$1,637	$2,173	(25	) %	$5,389	$6,696	(20	) %
Diluted earnings per common share	0.49	0.64	(23)		1.62	1.97	(18)

Profitability ratios (annualized):
Net income to average total assets (ROA)	1.06%	1.59%	(33)		1.21%	1.76%	(31)
Net income to average stockholders’ equity (ROE)	13.63	18.22	(25)		15.02	19.15	(22)

Efficiency ratio (1)	53.2	57.5	(7)		52.0	58.0	(10)

Total revenue	$10,379	$9,853	5		$32,401	$29,185	11

Dividends declared per common share	0.34	0.31	10		0.96	0.87	10

Average common shares outstanding	3,316.4	3,339.6	(1)		3,309.6	3,355.5	(1)
Diluted average common shares outstanding	3,331.0	3,374.0	(1)		3,323.4	3,392.9	(2)

Average loans	$404,203	$350,683	15		$393,262	$334,801	17
Average assets	614,194	541,533	13		594,717	508,992	17
Average core deposits (2)	320,074	306,135	5		318,582	299,142	6
Average retail core deposits (3)	234,140	220,984	6		230,935	219,356	5

Net interest margin	4.79%	4.55%	5		4.80%	4.79%	--

At Period End
Securities available for sale	$86,882	$57,440	51		$86,882	$57,440	51
Loans	411,049	362,922	13		411,049	362,922	13
Allowance for loan losses	7,865	3,829	105		7,865	3,829	105
Goodwill	13,520	12,018	12		13,520	12,018	12
Assets	622,361	548,727	13		622,361	548,727	13
Core deposits (2)	334,076	303,853	10		334,076	303,853	10
Stockholders’ equity	46,957	47,566	(1)		46,957	47,566	(1)

Capital ratios:
Stockholders’ equity to assets	7.54%	8.67%	(13)		7.54%	8.67%	(13)
Risk-based capital (4)
Tier 1 capital	8.58	8.17	5		8.58	8.17	5
Total capital	11.50	11.07	4		11.50	11.07	4
Tier 1 leverage (4)	7.54	7.26	4		7.54	7.26	4

Book value per common share	$14.14	$14.30	(1)		$14.14	$14.30	(1)

Team members (active, full-time equivalent)	159,000	158,800	--		159,000	158,800	--

Common Stock Price
High	$44.68	$37.99	18		$44.68	$37.99	18
Low	20.46	32.66	(37)		20.46	32.66	(37)
Period end	37.53	35.62	5		37.53	35.62	5

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits. To reflect the realignment of our corporate trust business from Community Banking into Wholesale Banking in first quarter 2008, balances for prior periods have been revised.

(4)	The September 30, 2008, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
($ in millions, except per share amounts)	2008	2008	2008	2007	2007

For the Quarter
Net income	$1,637	$1,753	$1,999	$1,361	$2,173
Diluted earnings per common share	0.49	0.53	0.60	0.41	0.64

Profitability ratios (annualized):
Net income to average total assets (ROA)	1.06%	1.19%	1.40%	0.97%	1.59%
Net income to average stockholders’ equity (ROE)	13.63	14.58	16.86	11.25	18.22

Efficiency ratio (1)	53.2	51.1	51.7	57.8	57.5

Total revenue	$10,379	$11,459	$10,563	$10,205	$9,853

Dividends declared per common share	0.34	0.31	0.31	0.31	0.31

Average common shares outstanding	3,316.4	3,309.8	3,302.4	3,327.6	3,339.6
Diluted average common shares outstanding	3,331.0	3,321.4	3,317.9	3,352.2	3,374.0

Average loans	$404,203	$391,545	$383,919	$374,372	$350,683
Average assets	614,194	594,749	574,994	555,647	541,533
Average core deposits (2)	320,074	318,377	317,278	314,808	306,135
Average retail core deposits (3)	234,140	230,365	228,448	226,180	220,984

Net interest margin	4.79%	4.92%	4.69%	4.62%	4.55%

At Quarter End
Securities available for sale	$86,882	$91,331	$81,787	$72,951	$57,440
Loans	411,049	399,237	386,333	382,195	362,922
Allowance for loan losses	7,865	7,375	5,803	5,307	3,829
Goodwill	13,520	13,191	13,148	13,106	12,018
Assets	622,361	609,074	595,221	575,442	548,727
Core deposits (2)	334,076	310,410	327,360	311,731	303,853
Stockholders’ equity	46,957	47,964	48,159	47,628	47,566

Capital ratios:
Stockholders’ equity to assets	7.54%	7.87%	8.09%	8.28%	8.67%
Risk-based capital (4)
Tier 1 capital	8.58	8.24	7.92	7.59	8.17
Total capital	11.50	11.23	11.01	10.68	11.07
Tier 1 leverage (4)	7.54	7.35	7.04	6.83	7.26

Book value per common share	$14.14	$14.48	$14.58	$14.45	$14.30

Team members (active, full-time equivalent)	159,000	160,500	160,900	159,800	158,800

Common Stock Price
High	$44.68	$32.40	$34.56	$37.78	$37.99
Low	20.46	23.46	24.38	29.29	32.66
Period end	37.53	23.75	29.10	30.19	35.62

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(3)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits. To reflect the realignment of our corporate trust business from Community Banking into Wholesale Banking in first quarter 2008, balances for prior periods have been revised.

(4)	The September 30, 2008, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
(in millions, except per share amounts)	2008	2007	Change	2008	2007	Change

INTEREST INCOME
Trading assets	$41	$37	11%	$126	$137	(8	) %
Securities available for sale	1,397	1,032	35	3,753	2,470	52
Mortgages held for sale	394	586	(33)	1,211	1,694	(29)
Loans held for sale	12	19	(37)	34	51	(33)
Loans	6,888	7,477	(8)	20,906	21,341	(2)
Other interest income	42	72	(42)	140	242	(42)

Total interest income	8,774	9,223	(5)	26,170	25,935	1

INTEREST EXPENSE
Deposits	1,019	2,218	(54)	3,676	6,016	(39)
Short-term borrowings	492	464	6	1,274	865	47
Long-term debt	882	1,261	(30)	2,801	3,568	(21)

Total interest expense	2,393	3,943	(39)	7,751	10,449	(26)

NET INTEREST INCOME	6,381	5,280	21	18,419	15,486	19
Provision for credit losses	2,495	892	180	7,535	2,327	224

Net interest income after provision for credit losses	3,886	4,388	(11)	10,884	13,159	(17)

NONINTEREST INCOME
Service charges on deposit accounts	839	837	--	2,387	2,262	6
Trust and investment fees	738	777	(5)	2,263	2,347	(4)
Card fees	601	561	7	1,747	1,548	13
Other fees	552	566	(2)	1,562	1,715	(9)
Mortgage banking	892	823	8	2,720	2,302	18
Operating leases	102	171	(40)	365	550	(34)
Insurance	439	329	33	1,493	1,160	29
Net gains on debt securities available for sale	84	160	(48)	316	149	112
Net gains (losses) from equity investments	(507)	173	NM	(148)	512	NM
Other	258	176	47	1,277	1,154	11

Total noninterest income	3,998	4,573	(13)	13,982	13,699	2

NONINTEREST EXPENSE
Salaries	2,078	1,933	8	6,092	5,707	7
Incentive compensation	555	802	(31)	2,005	2,444	(18)
Employee benefits	486	518	(6)	1,666	1,764	(6)
Equipment	302	295	2	955	924	3
Net occupancy	402	398	1	1,201	1,132	6
Operating leases	90	136	(34)	308	437	(30)
Other	1,604	1,589	1	4,612	4,516	2

Total noninterest expense	5,517	5,671	(3)	16,839	16,924	(1)

INCOME BEFORE INCOME TAX EXPENSE	2,367	3,290	(28)	8,027	9,934	(19)
Income tax expense	730	1,117	(35)	2,638	3,238	(19)

NET INCOME	$1,637	$2,173	(25)	$5,389	$6,696	(20)

EARNINGS PER COMMON SHARE	$0.49	$0.65	(25)	$1.63	$1.99	(18)

DILUTED EARNINGS PER COMMON SHARE	$0.49	$0.64	(23)	$1.62	$1.97	(18)

DIVIDENDS DECLARED PER COMMON SHARE	$0.34	$0.31	10	$0.96	$0.87	10

Average common shares outstanding	3,316.4	3,339.6	(1)	3,309.6	3,355.5	(1)
Diluted average common shares outstanding	3,331.0	3,374.0	(1)	3,323.4	3,392.9	(2)

NM - Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions, except per share amounts)	2008		2008		2008		2007		2007

INTEREST INCOME
Trading assets	$41		$38		$47		$36		$37
Securities available for sale	1,397		1,224		1,132		981		1,032
Mortgages held for sale	394		423		394		456		586
Loans held for sale	12		10		12		19		19
Loans	6,888		6,806		7,212		7,699		7,477
Other interest income	42		46		52		51		72

Total interest income	8,774		8,547		8,849		9,242		9,223

INTEREST EXPENSE
Deposits	1,019		1,063		1,594		2,136		2,218
Short-term borrowings	492		357		425		380		464
Long-term debt	882		849		1,070		1,238		1,261

Total interest expense	2,393		2,269		3,089		3,754		3,943

NET INTEREST INCOME	6,381		6,278		5,760		5,488		5,280
Provision for credit losses	2,495		3,012		2,028		2,612		892

Net interest income after provision for credit losses	3,886		3,266		3,732		2,876		4,388

NONINTEREST INCOME
Service charges on deposit accounts	839		800		748		788		837
Trust and investment fees	738		762		763		802		777
Card fees	601		588		558		588		561
Other fees	552		511		499		577		566
Mortgage banking	892		1,197		631		831		823
Operating leases	102		120		143		153		171
Insurance	439		550		504		370		329
Net gains (losses) on debt securities available for sale	84		(91)		323		60		160
Net gains (losses) from equity investments	(507)		46		313		222		173
Other	258		698		321		326		176

Total noninterest income	3,998		5,181		4,803		4,717		4,573

NONINTEREST EXPENSE
Salaries	2,078		2,030		1,984		2,055		1,933
Incentive compensation	555		806		644		840		802
Employee benefits	486		593		587		558		518
Equipment	302		305		348		370		295
Net occupancy	402		400		399		413		398
Operating leases	90		102		116		124		136
Other	1,604		1,624		1,384		1,540		1,589

Total noninterest expense	5,517		5,860		5,462		5,900		5,671

INCOME BEFORE INCOME TAX EXPENSE	2,367		2,587		3,073		1,693		3,290
Income tax expense	730		834		1,074		332		1,117

NET INCOME	$1,637		$1,753		$1,999		$1,361		$2,173

EARNINGS PER COMMON SHARE	$0.49		$0.53		$0.61		$0.41		$0.65

DILUTED EARNINGS PER COMMON SHARE	$0.49		$0.53		$0.60		$0.41		$0.64

DIVIDENDS DECLARED PER COMMON SHARE	$0.34		$0.31		$0.31		$0.31		$0.31

Average common shares outstanding	3,316.4		3,309.8		3,302.4		3,327.6		3,339.6
Diluted average common shares outstanding	3,331.0		3,321.4		3,317.9		3,352.2		3,374.0

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change
				Sept. 30, 2008 from
	Sept. 30 ,	Dec. 31 ,	Sept. 30 ,	Dec. 31 ,	Sept. 30 ,
(in millions, except shares)	2008	2007	2007	2007	2007

ASSETS
Cash and due from banks	$12,861	$14,757	$12,200	(13)%	5%
Federal funds sold, securities purchased under resale agreements and other short-term investments	8,093	2,754	4,546	194	78
Trading assets	9,097	7,727	7,298	18	25
Securities available for sale	86,882	72,951	57,440	19	51
Mortgages held for sale (includes $17,290, $24,998 and $26,714 carried at fair value)	18,739	26,815	29,699	(30)	(37)
Loans held for sale	635	948	1,011	(33)	(37)

Loans	411,049	382,195	362,922	8	13
Allowance for loan losses	(7,865)	(5,307)	(3,829)	48	105

Net loans	403,184	376,888	359,093	7	12

Mortgage servicing rights:
Measured at fair value (residential MSRs)	19,184	16,763	18,223	14	5
Amortized	433	466	460	(7)	(6)
Premises and equipment, net	5,054	5,122	5,002	(1)	1
Goodwill	13,520	13,106	12,018	3	12
Other assets	44,679	37,145	41,737	20	7

Total assets	$622,361	$575,442	$548,727	8	13

LIABILITIES
Noninterest-bearing deposits	$89,446	$84,348	$82,365	6	9
Interest-bearing deposits	264,128	260,112	252,591	2	5

Total deposits	353,574	344,460	334,956	3	6
Short-term borrowings	85,187	53,255	41,729	60	104
Accrued expenses and other liabilities	29,293	30,706	28,884	(5)	1
Long-term debt	107,350	99,393	95,592	8	12

Total liabilities	575,404	527,814	501,161	9	15

STOCKHOLDERS’ EQUITY
Preferred stock	625	450	545	39	15
Common stock - $1-2/3 par value, authorized 6,000,000,000 shares; issued 3,472,762,050 shares	5,788	5,788	5,788	--	--
Additional paid-in capital	8,348	8,212	8,089	2	3
Retained earnings	40,853	38,970	38,645	5	6
Cumulative other comprehensive income (loss)	(2,783)	725	291	NM	NM
Treasury stock - 151,543,421 shares, 175,659,842 shares and 147,535,970 shares	(5,207)	(6,035)	(5,209)	(14)	--
Unearned ESOP shares	(667)	(482)	(583)	38	14

Total stockholders’ equity	46,957	47,628	47,566	(1)	(1)

Total liabilities and stockholders’ equity	$622,361	$575,442	$548,727	8	13

NM - Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2008	2008	2008	2007	2007

ASSETS
Cash and due from banks	$12,861	$13,610	$13,146	$14,757	$12,200
Federal funds sold, securities purchased under resale agreements and other short-term investments	8,093	4,088	4,171	2,754	4,546
Trading assets	9,097	9,681	8,893	7,727	7,298
Securities available for sale	86,882	91,331	81,787	72,951	57,440
Mortgages held for sale	18,739	25,234	29,708	26,815	29,699
Loans held for sale	635	680	813	948	1,011

Loans	411,049	399,237	386,333	382,195	362,922
Allowance for loan losses	(7,865)	(7,375)	(5,803)	(5,307)	(3,829)

Net loans	403,184	391,862	380,530	376,888	359,093

Mortgage servicing rights:
Measured at fair value (residential MSRs)	19,184	19,333	14,956	16,763	18,223
Amortized	433	442	455	466	460
Premises and equipment, net	5,054	5,033	5,056	5,122	5,002
Goodwill	13,520	13,191	13,148	13,106	12,018
Other assets	44,679	34,589	42,558	37,145	41,737

Total assets	$622,361	$609,074	$595,221	$575,442	$548,727

LIABILITIES
Noninterest-bearing deposits	$89,446	$85,062	$90,793	$84,348	$82,365
Interest-bearing deposits	264,128	254,062	267,351	260,112	252,591

Total deposits	353,574	339,124	358,144	344,460	334,956
Short-term borrowings	85,187	86,139	53,983	53,255	41,729
Accrued expenses and other liabilities	29,293	31,919	31,760	30,706	28,884
Long-term debt	107,350	103,928	103,175	99,393	95,592

Total liabilities	575,404	561,110	547,062	527,814	501,161

STOCKHOLDERS’ EQUITY
Preferred stock	625	723	837	450	545
Common stock	5,788	5,788	5,788	5,788	5,788
Additional paid-in capital	8,348	8,266	8,259	8,212	8,089
Retained earnings	40,853	40,534	39,896	38,970	38,645
Cumulative other comprehensive income (loss)	(2,783)	(1,060)	120	725	291
Treasury stock	(5,207)	(5,516)	(5,850)	(6,035)	(5,209)
Unearned ESOP shares	(667)	(771)	(891)	(482)	(583)

Total stockholders’ equity	46,957	47,964	48,159	47,628	47,566

Total liabilities and stockholders’ equity	$622,361	$609,074	$595,221	$575,442	$548,727

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2008		2008		2008		2007		2007

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$3,463		$3,853		$3,888		$2,972		$4,219
Trading assets	4,838		4,915		5,129		4,248		4,043
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1,141		1,050		975		926		871
Securities of U.S. states and political subdivisions	7,211		7,038		6,290		5,995		5,021
Mortgage-backed securities:
Federal agencies	50,528		40,630		36,097		35,434		52,681
Private collateralized mortgage obligations	21,358		22,419		20,994		14,270		4,026

Total mortgage-backed securities	71,886		63,049		57,091		49,704		56,707
Other debt securities (1)	12,622		13,600		10,825		8,465		5,822

Total debt securities available for sale (1)	92,860		84,737		75,181		65,090		68,421
Mortgages held for sale (2)	24,990		28,004		26,273		28,327		35,552
Loans held for sale (2)	677		734		647		965		960
Loans:
Commercial and commercial real estate:
Commercial	100,688		95,263		91,085		86,958		79,713
Other real estate mortgage	43,616		39,977		37,426		35,863		32,641
Real estate construction	19,715		19,213		18,932		18,510		16,914
Lease financing	7,250		7,087		6,825		6,583		6,026

Total commercial and commercial real estate	171,269		161,540		154,268		147,914		135,294
Consumer:
Real estate 1-4 family first mortgage	76,197		73,663		72,308		69,262		63,929
Real estate 1-4 family junior lien mortgage	75,379		75,018		75,263		75,272		73,476
Credit card	19,948		19,037		18,776		17,689		16,261
Other revolving credit and installment	54,104		54,842		55,910		56,546		54,165

Total consumer	225,628		222,560		222,257		218,769		207,831
Foreign	7,306		7,445		7,394		7,689		7,558

Total loans (2)	404,203		391,545		383,919		374,372		350,683
Other	2,126		2,033		1,825		1,552		1,396

Total earning assets	$533,157		$515,821		$496,862		$477,526		$465,274

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,483		$5,487		$5,226		$5,254		$5,160
Market rate and other savings	166,710		161,760		159,865		156,260		149,194
Savings certificates	37,192		37,634		41,915		42,560		41,080
Other time deposits	7,930		5,773		4,763		10,874		10,948
Deposits in foreign offices	49,054		51,884		46,641		44,991		41,326

Total interest-bearing deposits	266,369		262,538		258,410		259,939		247,708
Short-term borrowings	83,458		66,537		52,970		34,074		36,415
Long-term debt	103,745		100,552		100,686		98,012		94,686

Total interest-bearing liabilities	453,572		429,627		412,066		392,025		378,809
Portion of noninterest-bearing funding sources	79,585		86,194		84,796		85,501		86,465

Total funding sources	$533,157		$515,821		$496,862		$477,526		$465,274

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,024		$10,875		$11,648		$12,127		$11,579
Goodwill	13,531		13,171		13,161		13,091		12,008
Other	56,482		54,882		53,323		52,903		52,672

Total noninterest-earning assets	$81,037		$78,928		$78,132		$78,121		$76,259

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$87,095		$88,041		$84,886		$86,632		$88,991
Other liabilities	25,762		28,723		30,348		29,019		26,413
Stockholders’ equity	47,765		48,358		47,694		47,971		47,320
Noninterest-bearing funding sources used to fund earning assets	(79,585)		(86,194)		(84,796)		(85,501)		(86,465)

Net noninterest-bearing funding sources	$81,037		$78,928		$78,132		$78,121		$76,259

TOTAL ASSETS	$614,194		$594,749		$574,994		$555,647		$541,533

(1)	Includes certain preferred securities.

(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Nine months ended Sept. 30,
(in millions)	2008	2007

Balance, beginning of period	$47,628	$45,814
Cumulative effect from adoption of:
FSP 13-2 (1)	--	(71)
EITF 06-4 and 06-10 (2)	(20)	--
FAS 158 change of measurement date (3)	(8)	--
Net income	5,389	6,696
Other comprehensive income (loss), net of tax, related to:
Translation adjustments	(20)	24
Investment securities and other interests held	(3,485)	(226)
Derivative instruments and hedging activities	(6)	174
Defined benefit pension plans	3	17
Common stock issued	1,269	1,531
Common stock issued for acquisitions	--	649
Common stock repurchased	(1,162)	(4,765)
Preferred stock released to ESOP	346	323
Common stock dividends	(3,178)	(2,919)
Other, net	201	319

Balance, end of period	$46,957	$47,566

(1)	Financial Accounting Standards Board Staff Position 13-2, Accounting for a Change or Projected Change in the Timing of Cash Flows Related to Income Taxes Generated by a Leveraged Lease Transaction.

(2)	Emerging Issues Task Force (EITF) Issue No. 06-4, Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements, and Issue No. 06-10, Accounting for Collateral Assignment Split-Dollar Life Insurance Arrangements.

(3)	Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R).

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2008		2008		2008		2007		2007

Commercial and commercial real estate:
Commercial	$104,281		$99,188		$92,589		$90,468		$82,598
Other real estate mortgage	44,741		41,753		38,415		36,747		33,227
Real estate construction	19,681		19,528		18,885		18,854		17,301
Lease financing	7,271		7,160		6,885		6,772		6,089

Total commercial and commercial real estate	175,974		167,629		156,774		152,841		139,215
Consumer:
Real estate 1-4 family first mortgage	77,870		74,829		73,321		71,415		66,877
Real estate 1-4 family junior lien mortgage	75,617		75,261		74,840		75,565		74,632
Credit card	20,358		19,429		18,677		18,762		17,129
Other revolving credit and installment	54,327		54,575		55,505		56,171		57,180

Total consumer	228,172		224,094		222,343		221,913		215,818
Foreign	6,903		7,514		7,216		7,441		7,889

Total loans (net of unearned income)	$411,049		$399,237		$386,333		$382,195		$362,922

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2008		2008		2008		2007		2007

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$846		$685		$588		$432		$399
Other real estate mortgage	296		198		152		128		133
Real estate construction	736		563		438		293		188
Lease financing	69		59		57		45		38

Total commercial and commercial real estate	1,947		1,505		1,235		898		758
Consumer:
Real estate 1-4 family first mortgage (1)	1,975		1,638		1,398		1,272		886
Real estate 1-4 family junior lien mortgage	780		668		381		280		238
Other revolving credit and installment	232		207		196		184		160

Total consumer	2,987		2,513		1,975		1,736		1,284
Foreign	61		55		49		45		46

Total nonaccrual loans	4,995		4,073		3,259		2,679		2,088
As a percentage of total loans	1.22%		1.02%		0.84%		0.70%		0.58%

Foreclosed assets:
GNMA loans (2)	596		535		578		535		487
Other	644		595		637		649		603
Real estate and other nonaccrual investments (3)	56		24		21		5		5

Total nonaccrual loans and other assets	$6,291		$5,227		$4,495		$3,868		$3,183

As a percentage of total loans	1.53%		1.31%		1.16%		1.01%		0.88%

(1)	Includes nonaccrual mortgages held for sale.

(2)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are collectible because the GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

(3)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans.

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Nine months ended
	Sept. 30 ,	June 30 ,	Sept. 30 ,	Sept. 30 ,	Sept. 30 ,
(in millions)	2008	2008	2007	2008	2007

Balance, beginning of period	$7,517	$6,013	$4,007	$5,518	$3,964

Provision for credit losses	2,495	3,012	892	7,535	2,327

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(305)	(333)	(155)	(897)	(408)
Other real estate mortgage	(9)	(6)	--	(19)	(2)
Real estate construction	(36)	(28)	(3)	(93)	(5)
Lease financing	(19)	(13)	(8)	(44)	(24)

Total commercial and commercial real estate	(369)	(380)	(166)	(1,053)	(439)
Consumer:
Real estate 1-4 family first mortgage	(146)	(103)	(22)	(330)	(71)
Real estate 1-4 family junior lien mortgage	(669)	(352)	(167)	(1,476)	(357)
Credit card	(396)	(369)	(205)	(1,078)	(579)
Other revolving credit and installment	(586)	(488)	(473)	(1,617)	(1,381)

Total consumer	(1,797)	(1,312)	(867)	(4,501)	(2,388)
Foreign	(59)	(58)	(69)	(185)	(195)

Total loan charge-offs	(2,225)	(1,750)	(1,102)	(5,739)	(3,022)

Loan recoveries:
Commercial and commercial real estate:
Commercial	27	32	35	90	84
Other real estate mortgage	1	2	2	4	7
Real estate construction	—	1	1	2	2
Lease financing	3	3	3	9	12

Total commercial and commercial real estate	31	38	41	105	105
Consumer:
Real estate 1-4 family first mortgage	7	7	6	20	18
Real estate 1-4 family junior lien mortgage	28	18	14	63	39
Credit card	35	40	29	113	90
Other revolving credit and installment	117	121	105	363	393

Total consumer	187	186	154	559	540
Foreign	12	14	15	40	50

Total loan recoveries	230	238	210	704	695

Net loan charge-offs	(1,995)	(1,512)	(892)	(5,035)	(2,327)

Allowances related to business combinations/other	10	4	11	9	54

Balance, end of period	$8,027	$7,517	$4,018	$8,027	$4,018

Components:
Allowance for loan losses	$7,865	$7,375	$3,829	$7,865	$3,829
Reserve for unfunded credit commitments	162	142	189	162	189

Allowance for credit losses	$8,027	$7,517	$4,018	$8,027	$4,018

Net loan charge-offs (annualized) as a percentage of average total loans	1.96%	1.55%	1.01%	1.71%	0.93%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2008	2008	2008	2007	2007

Balance, beginning of quarter	$7,517	$6,013	$5,518	$4,018	$4,007

Provision for credit losses	2,495	3,012	2,028	2,612	892

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(305)	(333)	(259)	(221)	(155)
Other real estate mortgage	(9)	(6)	(4)	(4)	--
Real estate construction	(36)	(28)	(29)	(9)	(3)
Lease financing	(19)	(13)	(12)	(9)	(8)

Total commercial and commercial real estate	(369)	(380)	(304)	(243)	(166)
Consumer:
Real estate 1-4 family first mortgage	(146)	(103)	(81)	(38)	(22)
Real estate 1-4 family junior lien mortgage	(669)	(352)	(455)	(291)	(167)
Credit card	(396)	(369)	(313)	(253)	(205)
Other revolving credit and installment	(586)	(488)	(543)	(532)	(473)

Total consumer	(1,797)	(1,312)	(1,392)	(1,114)	(867)
Foreign	(59)	(58)	(68)	(70)	(69)

Total loan charge-offs	(2,225)	(1,750)	(1,764)	(1,427)	(1,102)

Loan recoveries:
Commercial and commercial real estate:
Commercial	27	32	31	35	35
Other real estate mortgage	1	2	1	1	2
Real estate construction	—	1	1	--	1
Lease financing	3	3	3	5	3

Total commercial and commercial real estate	31	38	36	41	41
Consumer:
Real estate 1-4 family first mortgage	7	7	6	4	6
Real estate 1-4 family junior lien mortgage	28	18	17	14	14
Credit card	35	40	38	30	29
Other revolving credit and installment	117	121	125	111	105

Total consumer	187	186	186	159	154
Foreign	12	14	14	15	15

Total loan recoveries	230	238	236	215	210

Net loan charge-offs	(1,995)	(1,512)	(1,528)	(1,212)	(892)

Allowances related to business combinations/other	10	4	(5)	100	11

Balance, end of quarter	$8,027	$7,517	$6,013	$5,518	$4,018

Components:
Allowance for loan losses	$7,865	$7,375	$5,803	$5,307	$3,829
Reserve for unfunded credit commitments	162	142	210	211	189

Allowance for credit losses	$8,027	$7,517	$6,013	$5,518	$4,018

Net loan charge-offs (annualized) as a percentage of average total loans	1.96%	1.55%	1.60%	1.28%	1.01%

Allowance for loan losses as a percentage of:
Total loans	1.91%	1.85%	1.50%	1.39%	1.06%
Nonaccrual loans	157	181	178	198	183
Nonaccrual loans and other assets	125	141	129	137	120

Allowance for credit losses as a percentage of:
Total loans	1.95%	1.88%	1.56%	1.44%	1.11%
Nonaccrual loans	161	185	185	206	192
Nonaccrual loans and other assets	128	144	134	143	126

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
(in millions)	2008	2007	Change	2008	2007	Change

Service charges on deposit accounts	$839	$837	--%	$2,387	$2,262	6%

Trust and investment fees:
Trust, investment and IRA fees	549	573	(4)	1,674	1,720	(3)
Commissions and all other fees	189	204	(7)	589	627	(6)

Total trust and investment fees	738	777	(5)	2,263	2,347	(4)

Card fees	601	561	7	1,747	1,548	13

Other fees:
Cash network fees	48	51	(6)	143	146	(2)
Charges and fees on loans	266	246	8	765	737	4
All other fees	238	269	(12)	654	832	(21)

Total other fees	552	566	(2)	1,562	1,715	(9)

Mortgage banking:
Servicing income, net	525	797	(34)	1,019	968	5
Net gains (losses) on mortgage loan origination/sales activities	276	(61)	NM	1,419	1,069	33
All other	91	87	5	282	265	6

Total mortgage banking	892	823	8	2,720	2,302	18

Operating leases	102	171	(40)	365	550	(34)
Insurance	439	329	33	1,493	1,160	29
Net gains (losses) from trading activities	65	(43)	NM	684	482	42
Net gains on debt securities available for sale	84	160	(48)	316	149	112
Net gains (losses) from equity investments	(507)	173	NM	(148)	512	NM
All other	193	219	(12)	593	672	(12)

Total	$3,998	$4,573	(13)	$13,982	$13,699	2

NONINTEREST EXPENSE

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
(in millions)	2008	2007	Change	2008	2007	Change

Salaries	$2,078	$1,933	8%	$6,092	$5,707	7%
Incentive compensation	555	802	(31)	2,005	2,444	(18)
Employee benefits	486	518	(6)	1,666	1,764	(6)
Equipment	302	295	2	955	924	3
Net occupancy	402	398	1	1,201	1,132	6
Operating leases	90	136	(34)	308	437	(30)
Outside professional services	206	222	(7)	589	649	(9)
Outside data processing	122	123	(1)	353	355	(1)
Travel and entertainment	113	113	--	330	340	(3)
Contract services	88	103	(15)	300	334	(10)
Operating losses	63	225	(72)	46	369	(88)
Insurance	144	81	78	511	357	43
Advertising and promotion	96	108	(11)	285	312	(9)
Postage	83	88	(6)	256	260	(2)
Telecommunications	78	79	(1)	238	241	(1)
Stationery and supplies	53	54	(2)	159	159	--
Security	45	42	7	134	129	4
Core deposit intangibles	32	28	14	94	81	16
All other	481	323	49	1,317	930	42

Total	$5,517	$5,671	(3)	$16,839	$16,924	(1)

NM -	Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30 ,
(in millions)	2008		2008		2008		2007		2007

Service charges on deposit accounts	$839		$800		$748		$788		$837

Trust and investment fees:
Trust, investment and IRA fees	549		566		559		585		573
Commissions and all other fees	189		196		204		217		204

Total trust and investment fees	738		762		763		802		777

Card fees	601		588		558		588		561

Other fees:
Cash network fees	48		47		48		47		51
Charges and fees on loans	266		251		248		274		246
All other fees	238		213		203		256		269

Total other fees	552		511		499		577		566

Mortgage banking:
Servicing income, net	525		221		273		543		797
Net gains (losses) on mortgage loan origination/sales activities	276		876		267		220		(61)
All other	91		100		91		68		87

Total mortgage banking	892		1,197		631		831		823

Operating leases	102		120		143		153		171
Insurance	439		550		504		370		329
Net gains (losses) from trading activities	65		516		103		62		(43)
Net gains (losses) on debt securities available for sale	84		(91)		323		60		160
Net gains (losses) from equity investments	(507)		46		313		222		173
All other	193		182		218		264		219

Total	$3,998		$5,181		$4,803		$4,717		$4,573

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2008		2008		2008		2007		2007

Salaries	$2,078		$2,030		$1,984		$2,055		$1,933
Incentive compensation	555		806		644		840		802
Employee benefits	486		593		587		558		518
Equipment	302		305		348		370		295
Net occupancy	402		400		399		413		398
Operating leases	90		102		116		124		136
Outside professional services	206		212		171		250		222
Outside data processing	122		122		109		127		123
Travel and entertainment	113		112		105		134		113
Contract services	88		104		108		114		103
Operating losses (reduction in losses)	63		56		(73)		68		225
Insurance	144		206		161		59		81
Advertising and promotion	96		104		85		100		108
Postage	83		84		89		85		88
Telecommunications	78		82		78		80		79
Stationery and supplies	53		54		52		61		54
Security	45		45		44		47		42
Core deposit intangibles	32		31		31		32		28
All other	481		412		424		383		323

Total	$5,517		$5,860		$5,462		$5,900		$5,671

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1) (2)

	Quarter ended Sept. 30,
	2008			2007
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$3,463	2.09%	$18	$4,219	5.01%	$53
Trading assets	4,838	3.72	46	4,043	3.69	37
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,141	3.99	11	871	4.27	10
Securities of U.S. states and political subdivisions	7,211	6.65	124	5,021	7.31	90
Mortgage-backed securities:
Federal agencies	50,528	5.83	731	52,681	6.03	794
Private collateralized mortgage obligations	21,358	5.82	346	4,026	6.22	62

Total mortgage-backed securities	71,886	5.83	1,077	56,707	6.05	856
Other debt securities (4)	12,622	7.17	248	5,822	7.67	114

Total debt securities available for sale (4)	92,860	6.06	1,460	68,421	6.26	1,070
Mortgages held for sale (5)	24,990	6.31	394	35,552	6.59	586
Loans held for sale (5)	677	6.95	12	960	7.79	19
Loans:
Commercial and commercial real estate:
Commercial	100,688	5.92	1,496	79,713	8.24	1,655
Other real estate mortgage	43,616	5.60	615	32,641	7.42	610
Real estate construction	19,715	4.82	238	16,914	7.94	338
Lease financing	7,250	5.48	100	6,026	5.78	87

Total commercial and commercial real estate	171,269	5.69	2,449	135,294	7.90	2,690
Consumer:
Real estate 1-4 family first mortgage	76,197	6.64	1,265	63,929	7.26	1,162
Real estate 1-4 family junior lien mortgage	75,379	6.36	1,206	73,476	8.19	1,515
Credit card	19,948	12.19	609	16,261	13.68	557
Other revolving credit and installment	54,104	8.64	1,175	54,165	9.79	1,336

Total consumer	225,628	7.52	4,255	207,831	8.75	4,570
Foreign	7,306	10.28	188	7,558	11.62	221

Total loans (5)	404,203	6.79	6,892	350,683	8.48	7,481
Other	2,126	4.64	24	1,396	5.01	20

Total earning assets	$533,157	6.57	8,846	$465,274	7.92	9,266

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,483	0.87	12	$5,160	3.20	42
Market rate and other savings	166,710	1.18	495	149,194	2.89	1,085
Savings certificates	37,192	2.57	240	41,080	4.38	454
Other time deposits	7,930	2.59	53	10,948	5.10	140
Deposits in foreign offices	49,054	1.78	219	41,326	4.77	497

Total interest-bearing deposits	266,369	1.52	1,019	247,708	3.55	2,218
Short-term borrowings	83,458	2.35	492	36,415	5.06	464
Long-term debt	103,745	3.43	892	94,686	5.33	1,267

Total interest-bearing liabilities	453,572	2.11	2,403	378,809	4.14	3,949
Portion of noninterest-bearing funding sources	79,585	--	--	86,465	--	--

Total funding sources	$533,157	1.78	2,403	$465,274	3.37	3,949

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.79%	$6,443		4.55%	$5,317

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,024			$11,579
Goodwill	13,531			12,008
Other	56,482			52,672

Total noninterest-earning assets	$81,037			$76,259

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$87,095			$88,991
Other liabilities	25,762			26,413
Stockholders’ equity	47,765			47,320
Noninterest-bearing funding sources used to fund earning assets	(79,585)			(86,465)

Net noninterest-bearing funding sources	$81,037			$76,259

TOTAL ASSETS	$614,194			$541,533

(1)	Our average prime rate was 5.00% and 8.18% for the quarters ended September 30, 2008 and 2007, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.91% and 5.44% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1) (2)

	Nine months ended Sept. 30,
	2008			2007
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$3,734	2.59%	$72	$4,972	5.09%	$189
Trading assets	4,960	3.57	133	4,306	4.70	151
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,055	3.88	30	821	4.29	27
Securities of U.S. states and political subdivisions	6,848	6.88	362	4,318	7.36	232
Mortgage-backed securities:
Federal agencies	42,448	5.93	1,854	39,656	6.08	1,794
Private collateralized mortgage obligations	21,589	5.92	1,010	3,945	6.32	185

Total mortgage-backed securities	64,037	5.92	2,864	43,601	6.10	1,979
Other debt securities (4)	12,351	6.78	670	5,564	7.57	316

Total debt securities available for sale (4)	84,291	6.11	3,926	54,304	6.32	2,554
Mortgages held for sale (5)	26,417	6.11	1,211	34,664	6.52	1,694
Loans held for sale (5)	686	6.66	34	873	7.78	51
Loans:
Commercial and commercial real estate:
Commercial	95,697	6.29	4,509	74,934	8.28	4,641
Other real estate mortgage	40,351	5.91	1,788	31,663	7.44	1,762
Real estate construction	19,288	5.29	763	16,404	7.97	978
Lease financing	7,055	5.63	298	5,698	5.82	249

Total commercial and commercial real estate	162,391	6.05	7,358	128,699	7.92	7,630
Consumer:
Real estate 1-4 family first mortgage	74,064	6.77	3,761	58,920	7.31	3,228
Real estate 1-4 family junior lien mortgage	75,220	6.78	3,820	70,998	8.19	4,348
Credit card	19,256	12.11	1,749	15,262	13.89	1,590
Other revolving credit and installment	54,949	8.84	3,637	53,725	9.77	3,926

Total consumer	223,489	7.74	12,967	198,905	8.79	13,092
Foreign	7,382	10.72	592	7,197	11.72	631

Total loans (5)	393,262	7.10	20,917	334,801	8.52	21,353
Other	1,995	4.55	68	1,351	5.11	54

Total earning assets	$515,345	6.81	26,361	$435,271	8.00	26,046

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,399	1.31	53	$4,991	3.23	121
Market rate and other savings	162,792	1.45	1,765	145,135	2.83	3,070
Savings certificates	38,907	3.23	940	39,784	4.40	1,308
Other time deposits	6,163	2.87	133	8,284	5.06	313
Deposits in foreign offices	49,192	2.13	785	33,988	4.73	1,204

Total interest-bearing deposits	262,453	1.87	3,676	232,182	3.46	6,016
Short-term borrowings	67,714	2.51	1,274	23,084	5.01	865
Long-term debt	101,668	3.71	2,825	91,569	5.22	3,579

Total interest-bearing liabilities	431,835	2.40	7,775	346,835	4.03	10,460
Portion of noninterest-bearing funding sources	83,510	--	--	88,436	--	--

Total funding sources	$515,345	2.01	7,775	$435,271	3.21	10,460

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.80%	$18,586		4.79%	$15,586

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,182			$11,698
Goodwill	13,289			11,575
Other	54,901			50,448

Total noninterest-earning assets	$79,372			$73,721

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$86,676			$89,673
Other liabilities	28,268			25,726
Stockholders’ equity	47,938			46,758
Noninterest-bearing funding sources used to fund earning assets	(83,510)			(88,436)

Net noninterest-bearing funding sources	$79,372			$73,721

TOTAL ASSETS	$594,717			$508,992

(1)	Our average prime rate was 5.43% and 8.23% for the nine months ended September 30, 2008 and 2007, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.98% and 5.39% for the same periods, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions,		Community		Wholesale		Wells Fargo		Consolidated
average balances in billions)		Banking		Banking		Financial		Company
Quarter ended September 30,	2008	2007	2008	2007	2008	2007	2008	2007

Net interest income	$4,205	$3,303	$1,054	$918	$1,122	$1,059	$6,381	$5,280
Provision for credit losses	1,431	446	294	19	770	427	2,495	892
Noninterest income	2,998	3,020	728	1,239	272	314	3,998	4,573
Noninterest expense	3,447	3,713	1,393	1,230	677	728	5,517	5,671

Income (loss) before income tax expense (benefit)	2,325	2,164	95	908	(53)	218	2,367	3,290
Income tax expense (benefit)	738	717	12	317	(20)	83	730	1,117

Net income (loss)	$1,587	$1,447	$83	$591	$(33)	$135	$1,637	$2,173

Average loans	$220.5	$197.4	$116.2	$87.5	$67.5	$65.8	$404.2	$350.7
Average assets (2)	380.4	348.1	156.6	115.9	71.4	71.7	614.2	541.5
Average core deposits	254.9	243.0	65.2	63.1	--	--	320.1	306.1

Nine months ended September 30,

Net interest income	$11,977	$9,678	$3,106	$2,661	$3,336	$3,147	$18,419	$15,486
Provision for credit losses	4,739	1,105	700	33	2,096	1,189	7,535	2,327
Noninterest income	9,632	8,731	3,458	4,007	892	961	13,982	13,699
Noninterest expense	10,520	10,873	4,228	3,783	2,091	2,268	16,839	16,924

Income before income tax expense	6,350	6,431	1,636	2,852	41	651	8,027	9,934
Income tax expense	2,102	1,983	521	1,007	15	248	2,638	3,238

Net income	$4,248	$4,448	$1,115	$1,845	$26	$403	$5,389	$6,696

Average loans	$217.1	$188.2	$108.2	$82.4	$68.0	$64.2	$393.3	$334.8
Average assets (2)	367.7	324.9	148.4	108.3	72.8	70.0	594.7	509.0
Average core deposits	251.9	241.1	66.7	58.0	--	--	318.6	299.1

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of our corporate trust business into Wholesale Banking in first quarter 2008, results for prior periods have been revised.

(2)	The Consolidated Company balance includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(income/expense in millions, average balances in billions)	2008	2008	2008		2007		2007

COMMUNITY BANKING
Net interest income	$4,205	$4,136	$3,636		$3,421		$3,303
Provision for credit losses	1,431	1,996	1,313		2,082		446
Noninterest income	2,998	3,411	3,223		3,101		3,020
Noninterest expense	3,447	3,737	3,336		3,822		3,713

Income before income tax expense (benefit)	2,325	1,814	2,210		618		2,164
Income tax expense (benefit)	738	580	783		(40)		717

Net income	$1,587	$1,234	$1,427		$658		$1,447

Average loans	$220.5	$215.9	$214.9		$210.9		$197.4
Average assets	380.4	365.9	356.7		346.8		348.1
Average core deposits	254.9	252.6	248.4		245.3		243.0

WHOLESALE BANKING
Net interest income	$1,054	$1,020	$1,032		$987		$918
Provision for credit losses	294	245	161		36		19
Noninterest income	728	1,480	1,250		1,293		1,239
Noninterest expense	1,393	1,420	1,415		1,294		1,230

Income before income tax expense	95	835	706		950		908
Income tax expense	12	278	231		325		317

Net income	$83	$557	$475		$625		$591

Average loans	$116.2	$107.6	$100.6		$95.1		$87.5
Average assets	156.6	149.9	138.5		128.3		115.9
Average core deposits	65.2	65.8	68.9		69.5		63.1

WELLS FARGO FINANCIAL
Net interest income	$1,122	$1,122	$1,092		$1,080		$1,059
Provision for credit losses	770	771	554		494		427
Noninterest income	272	290	330		323		314
Noninterest expense	677	703	711		784		728

Income (loss) before income tax expense (benefit)	(53)	(62)	157		125		218
Income tax expense (benefit)	(20)	(24)	60		47		83

Net income (loss)	$(33)	$(38)	$97		$78		$135

Average loans	$67.5	$68.0	$68.4		$68.4		$65.8
Average assets	71.4	73.1	74.0		74.7		71.7

CONSOLIDATED COMPANY
Net interest income	$6,381	$6,278	$5,760		$5,488		$5,280
Provision for credit losses	2,495	3,012	2,028		2,612		892
Noninterest income	3,998	5,181	4,803		4,717		4,573
Noninterest expense	5,517	5,860	5,462		5,900		5,671

Income before income tax expense	2,367	2,587	3,073		1,693		3,290
Income tax expense	730	834	1,074		332		1,117

Net income	$1,637	$1,753	$1,999		$1,361		$2,173

Average loans	$404.2	$391.5	$383.9		$374.4		$350.7
Average assets (2)	614.2	594.7	575.0		555.6		541.5
Average core deposits	320.1	318.4	317.3		314.8		306.1

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect the realignment of our corporate trust business into Wholesale Banking in first quarter 2008, results for prior periods have been revised.

(2)	The Consolidated Company balance includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2008	2008	2008	2007	2007

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$19,333	$14,956	$16,763	$18,223	$18,733
Purchases	57	82	52	314	188
Servicing from securitizations or asset transfers	851	994	797	872	951
Sales	--	(177)	(92)	--	(292)

Net additions	908	899	757	1,186	847

Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	(546)	4,132	(1,798)	(1,935)	(638)
Other changes in fair value (2)	(511)	(654)	(766)	(711)	(719)

Total changes in fair value	(1,057)	3,478	(2,564)	(2,646)	(1,357)

Fair value, end of quarter	$19,184	$19,333	$14,956	$16,763	$18,223

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2008		2008		2008		2007		2007

Amortized MSRs:
Balance, beginning of quarter	$442		$455		$466		$460		$418
Purchases	2		2		3		19		46
Servicing from securitizations or asset transfers	8		4		5		7		12
Amortization	(19)		(19)		(19)		(20)		(16)

Balance, end of quarter (1)	$433		$442		$455		$466		$460

Fair value of amortized MSRs:
Beginning of quarter	$595		$601		$573		$602		$561
End of quarter	622		595		601		573		602

(1)	There was no valuation allowance recorded for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2008	2008	2008	2007	2007

Servicing income, net:
Servicing fees (1)	$980	$959	$964	$994	$970
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	(546)	4,132	(1,798)	(1,935)	(638)
Other changes in fair value (3)	(511)	(654)	(766)	(711)	(719)

Total changes in fair value of residential MSRs	(1,057)	3,478	(2,564)	(2,646)	(1,357)

Amortization	(19)	(19)	(19)	(20)	(16)
Net derivative gains (losses) from economic hedges (4)	621	(4,197)	1,892	2,215	1,200

Total servicing income, net	$525	$221	$273	$543	$797

Market-related valuation changes to MSRs, net of hedge results (2) + (4)	$75	$(65)	$94	$280	$562

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in billions)	2008	2008	2008	2007	2007

Managed servicing portfolio:
Loans serviced for others (1)	$1,464	$1,446	$1,431	$1,430	$1,380
Owned loans serviced (2)	97	100	103	98	97

Total owned servicing	1,561	1,546	1,534	1,528	1,477
Sub-servicing	19	20	21	23	22

Total managed servicing portfolio	$1,580	$1,566	$1,555	$1,551	$1,499

Ratio of MSRs to related loans serviced for others	1.34%	1.37%	1.08%	1.20%	1.35%

Weighted-average note rate (owned servicing only)	5.98%	6.00%	6.00%	6.01%	5.98%

(1)	Consists of 1-4 family first mortgage and commercial mortgage loans.

(2)	Consists of mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in billions)	2008		2008		2008		2007		2007

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$83		$100		$132		$91		$95
Refinances as a percentage of applications	39%		44%		62%		52%		40%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$41		$47		$61		$43		$45

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in billions)	2008		2008		2008		2007		2007

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$23		$31		$34		$28		$29
Correspondent/Wholesale	25		27		27		22		29
Home equity loans and lines	2		3		3		4		7
Wells Fargo Financial	1		2		2		2		3

Total	$51		$63		$66		$56		$68

Year-to-date	$180		$129		$66		$272		$216

(1)	Consists of residential real estate originations from all Wells Fargo channels.

Wells Fargo & Company and Subsidiaries
SELECTED NATIONAL HOME EQUITY GROUP PORTFOLIO DATA (1)

					% of loans
					two payments				Annualized loss rate
	Outstanding balances				or more past due				Quarter ended
	Sept. 30	,	June 30	,	Sept. 30	,	June 30	,	Sept. 30	,	June 30	,
(in millions)	2008		2008		2008		2008		2008		2008

Liquidating portfolio
California	$4,146		$4,310		5.18%		4.85%		11.88%		4.64%
Florida	534		561		6.74		6.80		14.57		6.39
Arizona	255		266		5.02		4.08		10.45		5.38
Texas	199		208		0.96		1.11		1.64		1.02
Minnesota	130		135		3.29		3.15		6.25		3.24
Other	5,390		5,589		2.68		2.40		3.72		2.27

Total	10,654		11,069		3.89		3.60		7.59		3.46

Core portfolio
California	27,640		27,114		2.50		2.32		3.61		1.92
Florida	2,536		2,572		5.20		4.42		6.28		3.84
Arizona	3,814		3,789		2.52		2.29		3.21		1.62
Texas	2,735		2,767		1.19		1.05		0.41		0.34
Minnesota	4,465		4,499		1.21		1.17		1.24		0.81
Other	32,105		32,016		1.55		1.43		1.35		0.83

Total	73,295		72,757		2.05		1.88		2.43		1.36

Combined totals	$83,949		$83,826		2.29		2.11		3.09		1.65

(1)	Reflects the impact of the previously disclosed change in the Home Equity charge-off policy from 120 days to no more than 180 days, effective April 1, 2008.